SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported)  April 26, 1996

                           BALCOR PENSION INVESTORS
         ------------------------------------------------------------
                           Exact Name of Registrant

Illinois                                0-9198
- ---------------------------             -----------------------------
State or other jurisdiction             Commission file number

2355 Waukegan Road
Suite A200
Bannockburn, Illinois                   36-2943462
- ---------------------------             -----------------------------
Address of principal                    I.R.S. Employer
executive offices                       Identification
                                        Number

60015
- ---------------------------
Zip Code

              Registrant's telephone number, including area code:
                                (847) 267-1600

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS
- ----------------------------------------------------------------------

Huntington Plaza Shopping Center

In 1979, the Partnership funded a $1,429,476 loan collateralized by a wrap-around mortgage on the Huntington Plaza Shopping Center. The borrower did not pay the outstanding amount due under the loan at maturity in 1991 and commenced bankruptcy proceedings. Pursuant to an agreement executed in 1993 with the holder of the second mortgage on the property (the "Second Mortgagee"), the Partnership acquired title to the property in 1993 for the outstanding amount then due under the loan. All mortgage liens were eliminated although the agreement with the Second Mortgagee remained in effect.

On April 26, 1996, the Partnership contracted to sell the property for a sale price of $2,400,000 to an unaffiliated party, J. Herzog & Sons, Inc. (the "Purchaser"), a Colorado corporation. The Purchaser has deposited $50,000 into an escrow account as earnest money. The closing is scheduled to occur on May 21, 1996.

At closing, $300,000 of the purchase price will be payable in the form of a purchase money note (the "Note") collateralized by a junior mortgage on the property. The note will accrue interest at a rate of 8% per annum and be payable in monthly installments of principal and interest based on a 20-year amortization schedule through maturity, ten years after closing. The remainder of the purchase price will be payable in cash. Neither the General Partner, its affiliates nor any unaffiliated third party will receive a commission in connnection with the sale of the property. The General Partner will be reimbursed by the Partnership for actual expenses incurred in connection with the sale.

Net proceeds of the sale of the property are to be distributed first to the Partnership and then to the Second Mortgagee in amounts equal to their respective claims and other amounts due relating to the original borrower's bankruptcy proceedings, with the remainder distributed 75% to the Partnership and 25% to the Second Mortgagee. However, the Second Mortgagee has agreed to a $100,000 reduction of its 25% share of residual proceeds, with the share allocated to the Partnership increased by such amount. The Second Mortgagee has further agreed to accept the Note as a portion of its 25% residual share. Based on the terms of the sale, it is expected that the Partnership and Second Mortgagee will receive approximately $1,865,000 and $487,000 (excluding interest on the Note) of the sale proceeds, respectively.

The closing is subject to the satisfaction of numerous terms and conditions. There can be no assurance that all of the terms and conditions will be complied with and, therefore, it is possible the sale of the property may not occur.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
- ----------------------------------------------------------------------

     (a)  FINANCIAL STATEMENTS AND EXHIBITS:

          None

     (B)  PRO FORMA FINANCIAL INFORMATION:

          None

     (C)  EXHIBITS:

          (2) Documents relating to the sale of Huntington
              Plaza, Huntington, Indiana.
                (a) Agreement of Sale and attachment thereto.
                (b) First Amendment to Agreement of Sale.
                (c)  Form of Junior Mortgage and Security Agreement.
                (d)  Form of Principal Note.
                (e)  Satisfaction and Release.

No information is required under Items 1, 3, 4, 5, 6 and 8 and these items have, therefore, been omitted.


Signature
- -------------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                    BALCOR PENSION INVESTORS

                         By:  Balcor Mortgage Advisors, an Illinois
                              general partnership, its general
                              partner

                         By:  RGF-Balcor Associates,
                              an Illinois general partnership,
                              a partner

                         By:  The Balcor Company,
                              a Delaware corporation,
                              a partner

                         By: /s/Jerry M. Ogle
                            ------------------------------------
                              Jerry M. Ogle, Vice President
                              and Secretary
Dated:  May 10, 1996